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NEWS RELEASE

                                  EXHIBIT 99.1



                         STERLING FINANCIAL CORPORATION
     ANNOUNCES 5-FOR-4 STOCK SPLIT EFFECTED IN THE FORM OF A STOCK DIVIDEND


      LANCASTER, PA (April 30, 2002) - Sterling Financial Corporation (NASDAQ:
SLFI). The Board of Directors of Sterling Financial Corporation announced a five-for-four stock split to be effected in the form of a 25% stock dividend to shareholders of record on May 15, 2002 and payable on June 3, 2002. Sterling is paying this five-for-four stock split effected in the form of a 25% stock dividend to reward the shareholders for the continued growth and profitability of the company.

     John E. Stefan, Chairman of Sterling Financial Corporation, stated, "This stock split will allow for a broader distribution of shares, greater stability in market quotations, and create the opportunity for a greater number of investors to own shares in Sterling Financial.

     Sterling Financial Corporation is a multi-bank holding company that consists of a family of financial services organizations, which includes Town & Country Leasing, Inc., Lancaster Insurance Group, LLC, and Equipment Finance, Inc. Sterling Financial Corporation operates 51 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East and Bank of Lebanon County. As of March 31, 2002, total assets of Sterling Financial Corporation exceeded $2 billion. Sterling Financial Corporation also owns Sterling Financial Trust Company, which manages nearly $1 billion in assets.


Contact:  Jennifer Seiger, Corporate Communications Specialist  (717) 581-6046.



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